Exhibit 99.1

FOR IMMEDIATE RELEASE

Media Relations Contact:	Investor Relations Contact:
Holly Burkhart	Michael Magaro
TIBCO Software Inc.	TIBCO Software Inc.
(650) 846-8463	(650) 846-5747
hburkhart@tibco.com	mmagaro@tibco.com

TIBCO SOFTWARE REPORTS THIRD QUARTER FINANCIAL RESULTS

Total revenue up 12% Year over Year

PALO ALTO, Calif., September 27, 2007 – TIBCO Software Inc. (Nasdaq: TIBX) today announced results for its third quarter, which ended on September 2, 2007.

Total revenue for the third quarter of fiscal 2007 was $135.1 million and net income was $4.6 million, or $0.02 per diluted share. This compares to total revenue of $120.4 million and net income of $11.3 million, or $0.05 per diluted share, as reported for the third quarter of fiscal 2006. A major factor in the change in profitability in the third quarter of fiscal 2007 was an increase in expense due to the acquisition of Spotfire Holdings, Inc., which was completed at the start of the quarter.

On a non-GAAP basis, net income for the third quarter of fiscal 2007 was $12.1 million or $0.06 per diluted share, compared with $15.5 million or $0.07 per diluted share for the third quarter of fiscal 2006.

“Although Q3 results weren’t in line with what we projected, I remain confident in the strength of our technology and our ability to achieve profitable growth as we close out the year and for the long-term,” said Vivek Ranadivé, TIBCO’s chairman and chief executive officer.

Third Quarter Fiscal 2007 Highlights

•	Closed 89 deals over $100k including 12 deals over $1 million;

•	Deferred revenue increased 35% year over year;

•	Added 65 new customers;

•	Repurchased 10 million shares;

•	Successfully completed the acquisition of Spotfire Holdings, Inc.; and

•

Made significant sales to both new and existing customers, including The Aged Care Standards and Accreditation Agency Ltd., BNP Paribas, CLSA Limited, The Carphone Warehouse, LexisNexis, Mahindra and Mahindra Limited, Nielsen Media Research, SERPRO S.A., the State of California Administrative Office of the Courts, and The University of Melbourne.

Conference Call Details

TIBCO will hold its Q3 fiscal 2007 earnings conference call today at 5:00 pm ET / 2:00 pm PT. The conference call will be hosted by Thomson Financial and may be accessed over the Internet at www.tibco.com or via dial-in at (800) 231-9012 or (719) 457-2617. Please join the conference call at least 10 minutes early to register. A replay of the conference call will be available until midnight on October 27, 2007 at www.tibco.com or via dial-in at (888) 203-1112 or (719) 457-0820. The pass code for both the call and the replay is 3565214.

About TIBCO

TIBCO Software Inc. provides enterprise software that helps companies achieve service-oriented architecture (SOA) and business process management (BPM) success. With over 3,000 customers, TIBCO has given leading organizations around the world better awareness and agility—what TIBCO calls The Power of Now®. To learn more, contact TIBCO at +1 650-846-1000 or on the Web at www.tibco.com.

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TIBCO, The Power of Now and TIBCO Software are trademarks or registered trademarks of TIBCO Software Inc. in the United States and/or other countries. All other product and company names and marks mentioned in this document are the property of their respective owners and are mentioned for identification purposes only.

About Non-GAAP Financial Information

This press release includes non-GAAP financial measures. For a description of these non-GAAP financial measures, including the reasons management uses each measure, and reconciliations of these non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with Generally Accepted Accounting Principles (GAAP), please see the section entitled “About Non-GAAP Financial Measures” and the accompanying table entitled “Reconciliation of GAAP to Non-GAAP Measures.”

Legal Notice Regarding Forward-Looking Statements

This release contains forward-looking statements within the meaning of the “safe harbor” provisions of the federal securities laws, including, without limitation, TIBCO’s ability to achieve profitable growth in fiscal 2007 and beyond. Because these forward-looking statements involve risks and uncertainties, important factors could cause actual results to differ materially from such forward-looking statements. These factors include: TIBCO’s ability to compete with other enterprise software providers and its ability to successfully execute its business plan. Additional information regarding potential risks is provided in TIBCO’s filings with the SEC, including its most recent Quarterly Report on Form 10-Q for the quarter ended June 3, 2007. TIBCO assumes no obligation to update the forward-looking statements included in this release.

TIBCO Software Inc.

Condensed Consolidated Balance Sheets

(unaudited)

(in thousands)

	September 2, 2007	November 30, 2006
ASSETS

Current assets:
Cash and cash equivalents	$109,113	$138,912
Short-term investments	114,430	400,658
Accounts receivable, net	114,794	149,141
Prepaid expenses and other current assets	63,750	35,699

Total current assets	402,087	724,410

Property and equipment, net	112,752	113,787
Goodwill	401,630	274,442
Acquired intangible assets, net	113,103	55,072
Long-term deferred income tax assets	33,348	21,437
Other assets	49,257	37,211

Total assets	$1,112,177	$1,226,359

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$8,611	$12,651
Accrued liabilities	89,490	74,347
Accrued excess facilities costs	5,463	4,251
Deferred revenue	115,421	102,269
Current portion of long-term debt	2,070	1,892

Total current liabilities	221,055	195,410

Accrued excess facilities costs, less current portion	12,315	18,150
Long-term deferred revenue	9,632	4,151
Long-term deferred income tax liabilities	27,965	11,439
Long-term debt, less current portion	45,205	46,453
Other long-term liabilities	5,267	4,749

Total long-term liabilities	100,384	84,942

Total liabilities	321,439	280,352

Minority interest	344	—

Total stockholders' equity	790,394	946,007

Total liabilities and stockholders’ equity	$1,112,177	$1,226,359

TIBCO Software Inc.

Condensed Consolidated Statements of Operations

(unaudited)

(in thousands, except net income per share)

	Three Months Ended		Nine Months Ended
	September 2, 2007	September 3, 2006	September 2, 2007	September 3, 2006
Revenue:
License revenue	$52,593	$51,076	$159,704	$151,738
Service and maintenance revenue:
Service and maintenance	80,608	67,620	226,233	199,112
Reimbursable expenses	1,913	1,707	5,348	5,380

Total service and maintenance revenue	82,521	69,327	231,581	204,492

Total revenue	135,114	120,403	391,285	356,230

Cost of revenue:
License	6,632	3,422	15,433	10,764
Service and maintenance	34,771	30,048	97,355	87,519

Total cost of revenue	41,403	33,470	112,788	98,283

Gross Profit	93,711	86,933	278,497	257,947

Operating expenses:
Research and development	23,843	20,957	66,855	64,908
Sales and marketing	48,755	40,121	138,137	118,184
General and administrative	13,664	10,908	38,529	31,658
Restructuring adjustment	(1,095)	—	(1,095)	—
Amortization of acquired intangible assets	4,058	2,364	9,000	7,091
Purchased in-process research and development	1,600	—	1,600	—

Total operating expenses	90,825	74,350	253,026	221,841

Income from operations	2,886	12,583	25,471	36,106

Interest income	2,842	5,319	14,948	14,675
Interest expense	(641)	(702)	(1,654)	(2,002)
Other income (expense), net	330	1,037	(1,237)	1,145

Income before provision for income taxes and minority interest	5,417	18,237	37,528	49,924

Provision for income taxes	731	6,987	13,215	8,601

Minority interest, net of tax	52	—	70	—

Net income	$4,634	$11,250	$24,243	$41,323

Net income per share:
Basic	$0.02	$0.05	$0.12	$0.20

Diluted	$0.02	$0.05	$0.12	$0.19

Shares used to compute net income per share:
Basic	193,817	207,616	202,263	209,323

Diluted	200,128	214,498	209,439	218,150

TIBCO Software Inc.

Condensed Consolidated Statements of Cash Flows

(unaudited)

(in thousands)

	Nine Months Ended
	September 2, 2007	September 3, 2006
Cash flows from operating activities:
Net income	$24,243	$41,323
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation of property and equipment	12,115	11,625
Amortization of acquired intangible assets	15,497	11,083
Stock-based compensation	12,825	11,751
Purchased in-process research and development	1,600	—
Deferred income tax	(3,774)	(10,816)
Tax benefits related to employee stock benefit plans	7,280	9,675
Excess tax benefits from stock-based compensation	(8,652)	(8,814)
Minority interest, net of tax	70	—
Other non-cash adjustments, net	802	(849)
Changes in assets and liabilities:
Accounts receivable	41,648	27,840
Due from related parties, net	—	1,243
Prepaid expenses and other assets	(6,852)	(3,039)
Accounts payable	(4,270)	914
Accrued liabilities and excess facilities costs	(21,363)	(8,230)
Deferred revenue	740	10,126

Net cash provided by operating activities	71,909	93,832

Cash flows from investing activities:
Purchases of short-term investments	(140,928)	(341,079)
Proceeds from sales and maturities of short-term investments	430,811	214,514
Purchases of private equity investments	(59)	(76)
Proceeds from private equity investments	737	1,488
Cash used in acquisition, net of cash received	(181,336)	—
Purchases of property and equipment	(10,020)	(8,667)
Restricted cash pledged as security	(275)	(1,309)

Net cash provided by (used for) investing activities	98,930	(135,129)

Cash flows from financing activities:
Proceeds from issuance of common stock	21,515	14,627
Repurchase of the Company’s common stock	(226,932)	(66,791)
Excess tax benefits from stock-based compensation	8,652	8,814
Principal payments on long-term debt	(5,484)	(1,340)
Proceeds from minority investors	189	—

Net cash used for financing activities	(202,060)	(44,690)

Effect of foreign exchange rate changes on cash and cash equivalents	1,422	2,163

Net change in cash and cash equivalents	(29,799)	(83,824)

Cash and cash equivalents at beginning of period	138,912	208,756

Cash and cash equivalents at end of period	$109,113	$124,932

About Non-GAAP Financial Measures

TIBCO provides non-GAAP measures for operating income, net income and net income per share data as supplemental information regarding TIBCO’s business performance. TIBCO believes that these non-GAAP financial measures are useful to investors because they exclude non-operating charges. TIBCO’s management excludes these non-operating charges when it internally evaluates the performance of TIBCO’s business and makes operating decisions, including internal budgeting, performance measurement and the calculation of bonuses and discretionary compensation, because these measures provide a consistent method of comparison to historical periods. Moreover, management believes these non-GAAP measures reflect the essential revenue generation activities of TIBCO. Accordingly, management excludes gains and losses on equity investments, costs related to formal restructuring plans, stock-based compensation related to employee equity grants, the amortization of purchased intangible assets and charges for purchased in-process research and development, and the income tax effects of the foregoing, as well as adjustments for the impact of changes in the valuation allowance recorded against TIBCO’s deferred tax assets when making operational decisions.

TIBCO believes that providing the non-GAAP measures that management uses to its investors is useful to investors for a number of reasons. The non-GAAP measures provide a consistent basis for investors to understand TIBCO’s financial performance on a trended basis across historical periods. In addition, it allows investors to evaluate TIBCO’s performance using the same methodology and information as that used by TIBCO’s management.

Non-GAAP measures are subject to material limitations as these measures are not in accordance with, or a substitute for, GAAP and thus TIBCO’s definition may be different from similar non-GAAP measures used by other companies and/or analysts. However, TIBCO’s management compensates for these limitations by providing the relevant disclosure of the items excluded in the calculation of non-GAAP operating income, non-GAAP net income and non-GAAP net income per share. In addition, some items such as restructuring charges that are excluded from non-GAAP net income and non-GAAP earnings per share can have a material impact on cash flows and stock compensation charges can have a significant impact on earnings. Management compensates for these limitations by evaluating the non-GAAP measure together with the most directly comparable GAAP measure. TIBCO has historically provided non-GAAP measures to the investment community as a supplement to its GAAP results, to enable investors to evaluate TIBCO’s business performance in the way that management does.

The non-GAAP adjustments, and the basis for excluding them, are outlined below:

Stock-based Compensation

TIBCO incurs stock-based compensation expense under SFAS 123(R). TIBCO excludes this item for the purposes of calculating non-GAAP operating income, non-GAAP net income and non-GAAP net income per share because it is a non-cash expense that TIBCO believes is not reflective of its business performance. The nature of the stock-based compensation expense also makes it very difficult to estimate prospectively, since the expense will vary with changes in the stock price and market conditions at the time of new grants, varying valuation methodologies, subjective assumptions and different award types, making the comparison of current results with forward looking guidance potentially difficult for investors to interpret. The tax effects of stock-based compensation expenses may also vary significantly from period to period, without any change in underlying operational performance, thereby obscuring the underlying profitability of operations relative to prior periods (including prior periods following the adoption of SFAS 123(R)). The exclusion of stock-based compensation from the non-GAAP measures also allows a consistent comparison of TIBCO’s relative historical financial performance, since the method for accounting for stock-based compensation changed at the beginning of fiscal 2006 when TIBCO adopted SFAS 123(R). Finally, TIBCO believes that non-GAAP measures of profitability that exclude stock-based compensation are widely used by analysts and investors in the software industry.

Amortization of Intangible Assets and Purchased In-Process Research and Development (“IPR&D”)

TIBCO has incurred amortization of intangible assets and IPR&D, included in its GAAP financial statements, related to the Spotfire Holdings, Inc. acquisition and various other acquisitions TIBCO has made. Management excludes these items, for the purposes of calculating non-GAAP operating income, non-GAAP net income and non-GAAP net income per share. TIBCO believes that eliminating this expense from its non-GAAP measures is useful to investors, because the amortization of intangible assets and expensing of IPR&D can be inconsistent in amount and frequency and is significantly impacted by the timing and magnitude of TIBCO’s acquisition transactions, which also vary substantially in frequency from period to period.

Restructuring Activities

TIBCO has incurred restructuring expenses, included in its GAAP presentation of operating expense, primarily due to workforce related charges such as payments for severance and benefits and estimated costs of exiting and terminating facility lease commitments related to a formal restructuring plan. TIBCO excludes these items, for the purposes of calculating non-GAAP operating income, non-GAAP net income and non-GAAP net income per share, when it evaluates the continuing business performance of TIBCO. TIBCO believes that these items are not consistently recurring and do not necessarily reflect expected future operating expense, nor does TIBCO believe that they provide a meaningful evaluation of current versus past business results or the expense levels required to support TIBCO’s operating plan.

Investment Activities

TIBCO records gains or losses on its equity investments based on its pro-rata share of gains or the net losses of the investment. These gains or net losses are included in TIBCO’s GAAP presentation of operating income, net income and net income per share. TIBCO’s business is not to invest in third parties, and such investments do not constitute a material portion of TIBCO’s assets. The timing and magnitude of gains and losses are unpredictable, as they are inherently based on the performance of the third party subject to a particular investment. TIBCO excludes these items, for the purposes of calculating non-GAAP operating income, non-GAAP net income and non-GAAP net income per share, when it evaluates the continuing business performance of TIBCO. TIBCO believes that these items do not necessarily reflect expected future operating expense or income, nor does TIBCO believe that they provide a meaningful evaluation of current versus past business results or the expense levels required to support TIBCO’s operating plan.

The following table is a reconciliation of GAAP to non-GAAP measures for the third quarter and the first nine months of fiscal 2007 and fiscal 2006, respectively.

TIBCO Software Inc.

Reconciliation of GAAP to Non-GAAP Measures

(unaudited)

(in thousands, except net income per share)

	Three Months Ended				Nine Months Ended
	September 2, 2007		September 3, 2006		September 2, 2007		September 3, 2006
	Operating Income	Net Income	Operating Income	Net Income	Operating Income	Net Income	Operating Income	Net Income
GAAP	$2,886	$4,634	$12,583	$11,250	$25,471	$24,243	$36,106	$41,323

Amortization of intangible assets—cost of revenue	3,686	3,686	1,331	1,331	6,497	6,497	3,992	3,992
Amortization of intangible assets—operating expense	4,058	4,058	2,363	2,363	9,000	9,000	7,091	7,091
Stock-based compensation—cost of revenue	760	760	437	437	1,818	1,818	1,614	1,614
Stock-based compensation—R&D expense	1,022	1,022	742	742	2,815	2,815	2,760	2,760
Stock-based compensation—S&M expense	1,732	1,732	1,047	1,047	4,102	4,102	3,418	3,418
Stock-based compensation—G&A expense	1,614	1,614	1,261	1,261	4,090	4,090	3,959	3,959
Purchased in-process research and development	1,600	1,600	—	—	1,600	1,600	—	—
Restructuring adjustment	(1,095)	(1,095)	—	—	(1,095)	(1,095)	—	—
Realized gain on sales of private equity investment	—	(64)	—	(738)		(64)		(738)
Income tax adjustment for non-GAAP (1)		(5,825)		(2,145)		(9,987)		(18,046)

Non-GAAP	$16,263	$12,122	$19,764	$15,548	$54,298	$43,019	$58,940	$45,373

Diluted net income per share:
GAAP		$0.02		$0.05		$0.12		$0.19

Non-GAAP		$0.06		$0.07		$0.21		$0.21

Shares used to compute diluted net income per share		200,128		214,498		209,439		218,150

(1)	The estimated non-GAAP effective tax rate was 35% for fiscal 2007 and 37% for fiscal 2006, and has been used to adjust the provision for income taxes for non-GAAP purposes.